Exhibit 10.65

PURCHASE AGREEMENT
(MOFFETT BUSINESS CENTER)
BETWEEN
NETWORK APPLIANCE, INC.
(“NAI”)
AND
BNP PARIBAS LEASING CORPORATION
(“BNPPLC”)
November 29, 2007

TABLE OF CONTENTS
(Continued)

			Page

3	NAI’s Rights, Options and Obligations After the Designated Sale Date		10
	(A)	NAI’s Right to Buy During the Thirty Days After the Designated Sale Date	10
	(B)	NAI’s Obligation to Buy if Certain Conditions are Satisfied	10
	(C)	NAI’s Extended Right to Remarket	11
	(D)	Deemed Sale On the Second Anniversary of the Designated Sale Date	12
	(E)	NAI’s Right to Share in Sales Proceeds Received By BNPPLC From any Qualified Sale	12

4	Transfers By BNPPLC After the Designated Sale Date		12
	(A)	BNPPLC’s Right to Sell	12
	(B)	Survival of NAI’s Rights and the Supplemental Payment Obligation	13
	(C)	Easements and Other Transfers in the Ordinary Course of Business	13

5	Terms of Conveyance Upon Purchase		13
	(A)	Tender of Sale Closing Documents	13
	(B)	Delivery of Escrowed Proceeds	14

6	Survival and Termination of the Rights and Obligations of NAI and BNPPLC		14
	(A)	Status of this Agreement Generally	14
	(B)	Automatic Termination of NAI’s Rights	15
	(C)	Payment Only to BNPPLC	15
	(D)	Preferences and Voidable Transfers	15
	(E)	Remedies Under the Other Operative Documents	16

7	Certain Remedies Cumulative		16

8	Attorneys’ Fees and Legal Expenses		16

9	Successors and Assigns		16

(ii)

TABLE OF CONTENTS
(Continued)
Exhibits and Schedules

Exhibit A	Legal Description

Exhibit B	Valuation Procedures

Exhibit C	Form of Deed With Limited Title Warranties

Exhibit D	Bill of Sale and Assignment

Exhibit E	Acknowledgment of Disclaimer of Representations and Warranties

Exhibit F	Secretary’s Certificate

Exhibit G	FIRPTA Statement

(iii)

PURCHASE AGREEMENT
(MOFFETT BUSINESS CENTER)
     This PURCHASE AGREEMENT (MOFFETT BUSINESS CENTER) (this “Agreement”), dated as of November 29, 2007 (the “Effective Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and NETWORK APPLIANCE, INC. (“NAI”), a Delaware corporation.
RECITALS
     Contemporaneously with the execution of this Agreement, BNPPLC and NAI are executing a Common Definitions and Provisions Agreement (Moffett Business Center) dated as of the Effective Date (the “Common Definitions and Provisions Agreement”), which by this reference is incorporated into and made a part of this Agreement for all purposes. As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     Contemporaneously with this Agreement, at the request of NAI BNPPLC is acquiring the Land described in Exhibit A and existing Improvements on the Land pursuant to the Existing Contract.
     Also contemporaneously with this Agreement, BNPPLC and NAI are executing a Lease Agreement (Moffett Business Center) dated as of the Effective Date (the “Lease”), pursuant to which NAI is leasing from BNPPLC the Land described in Exhibit A and all Improvements on such Land. (As used herein, “Property” means (i) all of BNPPLC’s interests, including those conveyed to it by the Prior Owner, in the Land and in the Improvements and in all other real and personal property from time to time covered or to be covered by the Lease and included within the “Property” as defined therein, and (ii) BNPPLC’s interest in any Escrowed Proceeds yet to be applied as a Qualified Prepayment or to the cost of repairs to or restoration of the Improvements or other property covered by the Lease.)
     NAI and BNPPLC have agreed on the terms and conditions upon which NAI may purchase or arrange for the purchase of the Property, and by this Agreement they desire to confirm all such terms and conditions.
AGREEMENTS
1 Additional Definitions. As used in this Agreement, capitalized terms defined above have the respective meanings assigned to them above; as indicated above, capitalized terms that are defined in the Common Definitions and Provisions Agreement and that are used but not otherwise defined have the respective meanings assigned to them in the Common Definitions and Provisions Agreement; and, the following terms have the following respective meanings:

     “97-1/Default (100%)” means a Default that is or results from any of the following:
     (A) a failure of NAI to make any payment required by any Operative Document, including any payment of Rent required by the Lease or any Supplemental Payment required by this Agreement;
     (B) any Hazardous Substance Activities on or about the Land;
     (C) any failure of NAI to insure, maintain, operate or repair the Property in accordance with all terms and conditions of the Lease;
     (D) any failure of NAI to apply insurance or condemnation proceeds received by NAI as required by the Lease;
     (E) any breach by NAI of the provisions in Paragraph 1 of the Closing Certificate;
     (F) any bankruptcy or insolvency proceeding involving NAI or any of its Subsidiaries, as the debtor, or any of the events or circumstances described in clauses (G), (H) or (I) of the definition of Event of Default in the Common Definitions and Provisions Agreement;
     (G) any breach by NAI of the financial covenants in subparagraph 3(C) of the Closing Certificate;
     (H) a failure of NAI or any of its Subsidiaries to pay when due a regularly scheduled payment of the principal of or premium or interest on any of its Indebtedness which is outstanding in a principal amount of at least $25,000,000, as described in clause (F) of the definition of Event of Default in the Common Definitions and Provisions Agreement;
     (I) a failure of NAI or any of its Subsidiaries to pay any judgment or order for the payment of money rendered against it in an amount (not covered by insurance) which exceeds $25,000,000, as described in clause (J) of the definition of Event of Default in the Common Definitions and Provisions Agreement; or
     (J) subject to the proviso at the end of Exhibit B, any breach by NAI of the provisions set forth in Exhibit B.
Except as provided in subparagraph 3(B), the characterization of any Default as a 97-1/Default (100%) will not affect the rights or remedies available to BNPPLC because of the Default.

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“Applicable Purchaser” means (1) the third party designated by NAI to purchase the Property at any sale arranged by NAI as provided in this Agreement, or (2) the third party designated by BNPPLC as the purchaser at any Qualified Sale not arranged by NAI.
“BNPPLC’s Actual Out of Pocket Costs” means the out-of-pocket costs and expenses, if any, incurred by BNPPLC in connection with a sale of the Property under this Agreement or in connection with the collection of payments due to it under this Agreement (including any Breakage Costs; Attorneys’ Fees; appraisal costs; and income, transfer, withholding or other taxes which do not constitute Excluded Taxes; but not including Excluded Taxes or costs of removing any Lien Removable by BNPPLC).
“Break Even Price” means an amount equal to:
•	the Lease Balance, plus

•	BNPPLC’s Actual Out of Pocket Costs.
“Committed Price” has the meaning indicated in subparagraph 3(C)(3).
“Conditions to NAI’s Initial Remarketing Rights” has the meaning indicated in subparagraph 2(A)(2)(a).
“Decision Not to Sell at a Loss” means a decision by BNPPLC not to sell the Property on the Designated Sale Date to an Applicable Purchaser as provided in subparagraph 2(A)(2), despite NAI’s satisfaction of the Conditions to NAI’s Initial Remarketing Rights.
“Deemed Sale” has the meaning indicated in subparagraph 3(D).
“Extended Remarketing Period” means a period beginning on the Designated Sale Date and ending on the Final Sale Date.
“Fair Market Value” has the meaning indicated in Exhibit B.
“Final Sale Date” means the earliest of:
•	any date after the Designated Sale Date upon which BNPPLC conveys the Property to consummate a sale of the Property to NAI because of BNPPLC’s exercise of the Put Option as provided in subparagraph 3(B); or

•	any date after the Designated Sale Date upon which BNPPLC conveys the Property to consummate a sale of the Property to NAI or to any Affiliate of NAI,

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including any such sale resulting from NAI’s exercise of its rights under subparagraph 3(A); or

•	any date after the Designated Sale Date upon which BNPPLC conveys the Property to consummate a Qualified Sale, or would have done so but for a material breach of this Agreement by NAI (including any breach of its obligation to make any Supplemental Payment required in connection with such Qualified Sale); or

•	the second anniversary of the Designated Sale Date, which will be the date of a Deemed Sale as provided in subparagraph 3(D) if no earlier date qualifies as the Final Sale Date and the entire Property is not sold by BNPPLC to NAI or an Applicable Purchaser prior to the second anniversary of the Designated Sale Date.
“Initial Remarketing Notice” means a notice delivered to BNPPLC by NAI prior to the Designated Sale Date in which NAI confirms NAI’s decision to exercise NAI’s Initial Remarketing Rights and the amount of the Initial Remarketing Price. (Once given, any such notice may not be rescinded or modified without BNPPLC’s consent.)
“Initial Remarketing Price” means the cash price set forth in an Initial Remarketing Notice delivered by NAI to BNPPLC as the price for which NAI has arranged a sale of the Property on the Designated Sale Date to an Applicable Purchaser which is not an Affiliate of NAI. Such price may be any price negotiated by the Applicable Purchaser in good faith and on an arms length basis with NAI.
“Lease Balance” means the Lease Balance (as defined in the Common Definitions and Provisions Agreement) on the Designated Sale Date, but computed without deduction for any Supplemental Payment or other amount paid to BNPPLC pursuant to this Agreement on the Designated Sale Date.
“Make Whole Amount” means the sum of the following:
     (1) the amount (if any) by which the Lease Balance exceeds any Supplemental Payment which was actually paid to BNPPLC on the Designated Sale Date, together with interest on such excess computed at the Default Rate for the period commencing on the Designated Sale Date and ending on the Final Sale Date; plus
     (2) any unpaid Base Rent or other amounts due to BNPPLC pursuant to the other Operative Documents; plus
     (3) BNPPLC’s Actual Out of Pocket Costs; plus

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     (4) the amount, but not less than zero, by which (i) all Local Impositions, insurance premiums and other Losses of every kind suffered or incurred by BNPPLC (whether or not reimbursed in whole or in part by another Interested Party) with respect to the ownership, operation or maintenance of the Property during the Extended Remarketing Period, exceeds (ii) any rents or other sums collected by BNPPLC during such period from third parties as consideration for any lease or other contracts made by BNPPLC that authorize the use and enjoyment of the Property by such parties; together with interest on such excess computed at the Default Rate for each day prior to the Final Sale Date.
“Maximum Remarketing Obligation” means a dollar amount equal to the following (but not less than zero):
•	85% of the Lease Balance; less

•	any Fixed Rate Settlement Amount that NAI is required to pay pursuant to the Lease because of any acceleration of the Designated Sale Date which causes it to occur prior to the date upon which the Term of the Lease is scheduled to expire (as such date is confirmed in clause (1) of the definition of Designated Sale Date in the Common Definitions and Provisions Agreement).
“Must Sell Price” means, with respect to any Proposed Sale arranged by NAI pursuant to subparagraph 3(C), a cash price to BNPPLC equal to the Make Whole Amount, computed as of the Proposed Sale Date applicable to such Proposed Sale.
“NAI’s Extended Remarketing Right” has the meaning indicated in subparagraph 3(C).
“NAI’s Initial Remarketing Rights” has the meaning indicated in subparagraph 2(A)(2).
“NAI’s Target Price” means the cash purchase price that, according to NAI, should reasonably be expected for the Property during the Extended Remarketing Period if the parties make a reasonable marketing effort to sell the Property, as such price is set forth in a notice given by NAI to BNPPLC after the Designated Sale Date. Once established by any such notice, the amount of NAI’s Target Price will not be increased, although nothing in this definition will be construed to prevent NAI from arranging a sale of the Property pursuant to this Agreement at a price higher than NAI’s Target Price. After providing a notice of NAI’s Target Price to BNPPLC, NAI may later decrease NAI’s Target Price by another notice to BNPPLC, but only if the decrease is justified by a material adverse change in the physical condition of the Property (e.g., significant damage to the Property by fire or other casualty).
“Notice of Sale” has the meaning indicated in subparagraph 3(C)(3).

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“Proposed Sale” has the meaning indicated in subparagraph 3(C).
“Proposed Sale Date” has the meaning indicated in subparagraph 3(C)(3).
“Purchase Option” has the meaning indicated in subparagraph 2(A)(1).
“Put Option” has the meaning indicated in subparagraph 3(B).
“Qualified Sale” means any (1) Deemed Sale as described in subparagraph 3(D), or (2) actual sale (prior to any such Deemed Sale) of all or substantially all of the Property to an Applicable Purchaser that occurs after the thirty day period specified in subparagraph 3(A) and that:
•	results from NAI’s exercise of NAI’s Extended Remarketing Right as described in subparagraph 3(C); or

•	is approved in advance as a Qualified Sale by NAI; or

•	is to a third party which is not an Affiliate of BNPPLC and, if it is completed by a conveyance from BNPPLC prior to eighteen months after the Designated Sale Date, is for a price not less than the least of the following amounts:
(a)	the lowest price at which BNPPLC will be obligated, pursuant to clause (3) of subparagraph 3(E), to reimburse to NAI the entire amount of any Supplemental Payment theretofore made by NAI to BNPPLC; or

(b)	(i) if NAI notified BNPPLC of NAI’s Target Price prior to the date BNPPLC and the third party agreed to a price for the sale, NAI’s Target Price, or (ii) if NAI did not notify BNPPLC of NAI’s Target Price prior to the date BNPPLC and the third party agreed to a price for the sale, any price satisfactory to BNPPLC in its sole good faith business judgment; or

(c)	90% of the Fair Market Value of the Property.
NAI acknowledges that BNPPLC’s own marketing efforts after the Designated Sale Date will depend upon the minimum price required for a Qualified Sale, and such efforts could be hampered if NAI’s Target Price is too high. Thus, after receipt of any notice of NAI’s Target Price from NAI, BNPPLC may (but will not be obligated to) invoke the Valuation Procedures in order to determine the minimum price permitted under clause (c) preceding.
“Sale Closing Documents” means the following documents, which BNPPLC must

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tender pursuant to Paragraph 5(A) to consummate any sale of the Property pursuant to this Agreement: (1) a Deed With Limited Title Warranties in the form attached as Exhibit C, (2) a Bill of Sale and Assignment in the form attached as Exhibit D, (3) an Acknowledgment of Disclaimer of Representations and Warranties in the form attached as Exhibit E, (4) a Secretary’s Certificate in the form attached as Exhibit F, and (5) a certificate concerning tax withholding in the form attached as Exhibit G.
“Supplemental Payment” has the meaning indicated in subparagraph 2(A)(3).
“Supplemental Payment Obligation” has the meaning indicated in subparagraph 2(A)(3).
“Valuation Procedures” means procedures set forth in Exhibit B, which are to be followed in the event a determination of the Fair Market Value of the Property or any portion thereof is required by this Agreement.
2	NAI’s Options and Obligations on the Designated Sale Date.
     (A) Purchase Option; Initial Remarketing Rights; Supplemental Payment Obligation. Whether or not an Event of Default has occurred and is continuing, but subject to Paragraph 6 below:
     (1) NAI will have the right (the “Purchase Option”) to purchase or cause an Affiliate of NAI, as the Applicable Purchaser, to purchase the Property on the Designated Sale Date for a cash price equal to the Break Even Price.
     (2) If NAI does not exercise the Purchase Option, NAI will have the following rights (collectively, “NAI’s Initial Remarketing Rights”):
     (a) First, NAI will have the right to designate a third party, other than an Affiliate of NAI, as the Applicable Purchaser and to cause such Applicable Purchaser to purchase the Property on the Designated Sale Date for a cash price equal to the Initial Remarketing Price. Such right, however, will be subject to the conditions (the “Conditions to NAI’s Initial Remarketing Rights”) that (i) NAI deliver an Initial Remarketing Notice to BNPPLC within the thirty days prior to the Designated Sale Date, (ii) on the Designated Sale Date the Applicable Purchaser tenders to BNPPLC a payment equal to the Initial Remarketing Price, and (iii) NAI itself tenders to BNPPLC the Supplemental Payment, if any, which will be required by subparagraph 2(A)(3) in the event BNPPLC completes the sale to the Applicable Purchaser. Further, notwithstanding the satisfaction of the Conditions to NAI’s Initial Remarketing Rights on the Designated Sale Date, if the sum of the price to be paid by the Applicable Purchaser for the Property (i.e.,

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the Initial Remarketing Price) and any Supplemental Payment required by subparagraph 2(A)(3) is less than the Break Even Price, then BNPPLC may affirmatively elect not to complete the sale of the Property to the Applicable Purchaser on the Designated Sale Date (and thereby defer the sale of the Property pursuant to this Agreement) by making a Decision Not to Sell at a Loss.
     (b) Second, if BNPPLC completes a sale of the Property to an Applicable Purchaser on the Designated Sale Date pursuant to subparagraph 2(A)(2)(a) and the price paid by the Applicable Purchaser for the Property (i.e., the Initial Remarketing Price) is greater than the Break Even Price, then BNPPLC will pay the excess to NAI or as otherwise required by Applicable Law.
     (3) If for any reason whatsoever BNPPLC does not receive a cash price for the Property on the Designated Sale Date equal to or in excess of the Break Even Price in connection with a sale made pursuant to subparagraph 2(A)(1) or subparagraph 2(A)(2)(a), then NAI will have the obligation (the “Supplemental Payment Obligation”) to pay to BNPPLC on the Designated Sale Date a supplemental payment (the “Supplemental Payment”) equal to the lesser of:
     (a) the amount by which the Break Even Price exceeds any such cash price actually received by BNPPLC on the Designated Sale Date; or
     (b) the Maximum Remarketing Obligation.
Without limiting the generality of the foregoing, NAI must make the Supplemental Payment even if BNPPLC does not sell the Property to NAI or an Applicable Purchaser on the Designated Sale Date because of (A) a Decision Not to Sell at a Loss, or (B) a failure of NAI to exercise, or a decision by NAI not to exercise, the Purchase Option or NAI’s Initial Remarketing Rights, or (C) a failure of NAI or any Applicable Purchaser to tender the price required by the forgoing provisions on the Designated Sale Date following any exercise of or attempt by NAI to exercise the Purchase Option or NAI’s Initial Remarketing Rights.
NAI acknowledges that it is undertaking the Supplemental Payment Obligation in consideration of the rights afforded to it by this Agreement, but that such obligation is not contingent upon any exercise by NAI of such rights or upon any purchase of the Property by NAI or an Applicable Purchaser. If any Supplemental Payment due according to this subparagraph 2(A)(3) is not actually paid to BNPPLC on the Designated Sale Date, then NAI must pay interest on the past due amount computed at the Default Rate. However, NAI will be entitled to a credit against the interest required by the preceding sentence equal to the Base Rent, if any, actually paid by NAI pursuant to the Lease for any period

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after the Designated Sale Date.
     (4) For the avoidance of doubt, BNPPLC acknowledges that NAI may elect not to exercise the Purchase Option or NAI’s Initial Remarketing Rights and instead pay to BNPPLC a Supplemental Payment equal to the Maximum Remarketing Obligation on the Designated Sale Date in full satisfaction of its obligations under this subparagraph 2(A).
     (B) Designation of the Purchaser. To give BNPPLC the opportunity before the Designated Sale Date to prepare the Sale Closing Documents, NAI must, by a notice to BNPPLC given at least ten days prior to the Designated Sale Date, specify irrevocably, unequivocally and with particularity any party who will purchase the Property because of NAI’s exercise of its Purchase Option or of NAI’s Initial Remarketing Rights. If NAI fails to do so, BNPPLC may postpone the delivery of the Sale Closing Documents until a date after the Designated Sale Date and not more than ten days after NAI finally does so specify a party, but such postponement will not relieve or postpone the obligation of NAI to make a Supplemental Payment on the Designated Sale Date as provided in subparagraph 2(A)(3).
     (C) Delivery of Property Related Documents If BNPPLC Retains the Property. Unless NAI or its Affiliate or another Applicable Purchaser purchases the Property pursuant to subparagraph 2(A), promptly after the Designated Sale Date NAI must deliver and assign to BNPPLC all plans and specifications for the Property previously prepared for NAI or otherwise available to NAI, together with all other files, documents and permits of NAI (including all Existing Leases and any subleases then in force) which may be necessary or useful to any future owner’s or occupant’s use of the Property. Without limiting the foregoing, NAI will transfer or arrange the transfer to BNPPLC of all utility, building, health and other operating permits required by any municipality or other governmental authority having jurisdiction over the Property for uses of the Property permitted by the Lease if neither NAI nor any Affiliate or other Applicable Purchaser purchases the Property pursuant to subparagraph 2(A).
     (D) Effect of the Purchase Option and NAI’s Initial Remarketing Rights on Subsequent Title Encumbrances. Any conveyance made to consummate a sale of the Property to NAI or any Applicable Purchaser pursuant to subparagraph 2(A) will cut off and terminate all interests in the Property claimed by, through or under BNPPLC, including Liens Removable by BNPPLC (including any leasehold estate or other interests conveyed by BNPPLC to third parties, even if conveyed in the ordinary course of BNPPLC’s business, and including any judgment liens established against the Property because of a judgment rendered against BNPPLC), but not personal obligations of NAI to BNPPLC under the Lease or other Operative Documents (including obligations of NAI arising under the indemnities in the Lease, which indemnities will survive any such sale). Anyone accepting or taking any interest in the Property through or under BNPPLC on or after the Effective Date will acquire such interest subject to the Purchase Option.

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     (E) Security for NAI’s Purchase Option. If (contrary to the intent of the parties as expressed in subparagraph 4(C) of the Lease) it is determined that NAI is not, under applicable state law as applied to the Operative Documents, the equitable owner of the Property and the borrower from BNPPLC in a financing arrangement, but rather is a tenant under the Lease with an option to purchase from BNPPLC as provided in subparagraph 2(A)(1), then the parties intend that the Purchase Option be secured by a lien and security interest against the Property. Accordingly, BNPPLC does hereby grant to NAI a lien and security interest against the Property, including all rights, title and interests of BNPPLC from time to time in and to the Land and Improvements, in order to secure (1) BNPPLC’s obligation to convey the Property to NAI or an Affiliate designated by it if NAI exercises the Purchase Option and tenders payment of the Break Even Price to BNPPLC on the Designated Sale Date as provided herein, and (2) NAI’s right to recover any damages from BNPPLC caused by a breach of such obligation, including any such breach caused by a rejection or termination of this Agreement in any bankruptcy or insolvency proceeding instituted by or against BNPPLC, as debtor. NAI may enforce such lien and security interest judicially after any such breach by BNPPLC, but not otherwise.
3	NAI’s Rights, Options and Obligations After the Designated Sale Date.
     (A) NAI’s Right to Buy During the Thirty Days After the Designated Sale Date. Even after a failure to pay any required Supplemental Payment on the Designated Sale Date, NAI may tender (or cause an Applicable Purchaser to tender) to BNPPLC the full Make Whole Amount (including all amounts then due under the other Operative Documents) on any Business Day within thirty days after the Designated Sale Date. If presented with such a tender within thirty days after the Designated Sale Date, BNPPLC must accept it and promptly thereafter deliver to NAI (or the Applicable Purchaser) the Sale Closing Documents and any Escrowed Proceeds then constituting Property held by BNPPLC. Otherwise, BNPPLC will have no further obligation to sell the Property to NAI or to any Affiliate of NAI pursuant to this Agreement, although BNPPLC will continue to have the option to require NAI to buy the Property if the conditions listed in the next subparagraph are satisfied.
     (B) NAI’s Obligation to Buy if Certain Conditions are Satisfied. Regardless of any prior Decision Not to Sell at a Loss, BNPPLC will have the option (the “Put Option”) to require NAI to purchase the Property upon demand at any time after the Designated Sale Date for a cash price equal to the Make Whole Amount if:
     (1) BNPPLC has not already conveyed the Property to consummate a sale of the Property to NAI or an Applicable Purchaser pursuant to other provisions of this Agreement; and
     (2) a 97-1/Default (100%) occurs or is continuing on or after the Designated Sale Date; and

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     (3) BNPPLC notifies NAI of BNPPLC’s exercise of the Put Option within two years following the Designated Sale Date.
Further, and without limiting the foregoing, if any Event of Default occurs as described in clauses (G), (H) or (I) of the definition Event of Default in the Common Definitions and Provisions Agreement because of any bankruptcy proceeding instituted by or against NAI, as debtor, under Title 11 of the United States Code, then NAI will be obligated (without any further act or notice or demand by BNPPLC) to pay to BNPPLC the Make Whole Amount and purchase the Property, as if (i) BNPPLC had exercised the Put Option, and (ii) the second Business Day after the commencement of such Event of Default was the Final Sale Date.
     (C) NAI’s Extended Right to Remarket. If the Property is not sold to NAI or an Applicable Purchaser on the Designated Sale Date pursuant to this Agreement, NAI will have the right (“NAI’s Extended Remarketing Right”) during the Extended Remarketing Period to arrange a sale of the Property to an Applicable Purchaser, other than an Affiliate of NAI, for a price equal to or in excess of the Must Sell Price (a “Proposed Sale”). NAI’s Extended Remarketing Right will, however, be subject to all of the following conditions:
     (1) BNPPLC has not exercised the Put Option as provided in subparagraph 3(B) or already contracted with another Applicable Purchaser to convey the Property in connection with a Qualified Sale.
     (2) NAI’s Extended Remarketing Right is not terminated pursuant to subparagraph 6(B) because of NAI’s failure to pay any required Supplemental Payment.
     (3) NAI must have provided a notice to BNPPLC (a “Notice of Sale”) setting forth (i) the date proposed by NAI as the Final Sale Date (the “Proposed Sale Date”), which must be no sooner than thirty days after BNPPLC’s receipt of the Notice of Sale and no later than the last Business Day of the Extended Remarketing Period, (ii) the full legal name of the Applicable Purchaser and such other information as is needed to prepare the Sale Closing Documents, and (iii) the cash price that will be tendered to BNPPLC for the Property (the “Committed Price”).
     (4) The Committed Price must be no less than the Must Sell Price, computed as of the Proposed Sale Date. Also, if NAI has notified BNPPLC of NAI’s Target Price, the Committed Price must be no less than NAI’s Target Price.
     (D) Deemed Sale On the Second Anniversary of the Designated Sale Date. If no date prior to the second anniversary of the Designated Sale Date qualifies as the Final Sale Date, then on second anniversary of the Designated Sale Date BNPPLC will, for purposes of the next subparagraph, be deemed to have sold the Property (a “Deemed Sale”) to an Applicable Purchaser at a Qualified Sale for a net cash price equal to its Fair Market Value.

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     (E) NAI’s Right to Share in Sales Proceeds Received By BNPPLC From any Qualified Sale. BNPPLC must apply the cash proceeds received by BNPPLC from any Qualified Sale (regardless of whether the sale is arranged by NAI as provided in subparagraph 3(C) or by BNPPLC itself), or deemed to be received in connection with any Deemed Sale, in the following order of priority:
     (1) first, to pay to BNPPLC the Make Whole Amount;
     (2) second, to pay to BNPPLC any other amounts then due from NAI to BNPPLC under any of the Operative Documents;
     (3) third, to reimburse LRC for any Supplemental Payment previously made by LRC to BNPPLC; and
     (4) last, if any such cash proceeds exceed all the payments and reimbursements that are required or may be required as described in the preceding clauses of this subparagraph, BNPPLC may retain the excess.
If, however, BNPPLC completes any sale and conveyance of the Property after the Extended Remarketing Period expires or is terminated, BNPPLC will not be required by this subparagraph to share any proceeds of the sale or conveyance with NAI or any other party claiming through or under NAI.
4	Transfers By BNPPLC After the Designated Sale Date.
     (A) BNPPLC’s Right to Sell. At any time more than thirty days after the Designated Sale Date, if the Property has not already been sold and conveyed by BNPPLC pursuant to Paragraph 2 or Paragraph 3, BNPPLC will have the right to sell the Property or offer the Property for sale to any third party on any terms believed to be appropriate by BNPPLC in its sole good faith business judgment.
     (B) Survival of NAI’s Rights and the Supplemental Payment Obligation. If the Property is not sold on the Designated Sale Date, and if BNPPLC completes a sale or other transfer of the Property after the Designated Sale Date, other than a Qualified Sale, the Supplemental Payment Obligation will survive in favor of BNPPLC’s successors and assigns with respect to the Property, and BNPPLC’s successors and assigns will take the Property subject to NAI’s rights under Paragraph 3, all on the same terms and conditions as would have applied to BNPPLC itself if BNPPLC had not transferred or sold the Property. Without limiting the foregoing, any purchaser that acquires the Property from BNPPLC during the Extended Remarketing Period, other than at a Qualified Sale, will be obligated to distribute proceeds of a subsequent Qualified Sale of the Property as described in the subparagraph 3(E) in the same manner and to the same extent that BNPPLC itself would have been obligated if not for the sale

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by BNPPLC to the purchaser.
     (C) Easements and Other Transfers in the Ordinary Course of Business. No “Permitted Transfer” described in clause (5) (the last clause) of the definition thereof in the Common Definitions and Provisions Agreement will constitute a Qualified Sale if it covers less than all or substantially all of BNPPLC’s then existing interests in the Property. Any such Permitted Transfer of less than all or substantially all of BNPPLC’s then existing interests in the Property will not be prohibited by this Agreement during the Extended Remarketing Period or otherwise; provided, however, any such Permitted Transfer made before the end of one hundred eighty days after the Designated Sale Date, or made to an Affiliate of BNPPLC before the end of the Extended Remarketing Period, or otherwise not made in the ordinary course of business, will be made subject to NAI’s rights under Paragraph 3. Thus, for example, if the Property is not sold by BNPPLC to an Applicable Purchaser on the Designated Sale Date, then at any time more than one hundred eighty days after the Designated Sale Date BNPPLC may in the ordinary course of business convey a utility easement or a lease of space in the Improvements to a Person not an Affiliate of BNPPLC free from NAI’s rights under Paragraph 3, although following such conveyance of the lesser estate, NAI’s rights under Paragraph 3 will continue during the Extended Remarketing Period as to BNPPLC’s remaining interest in the Land and the Improvements.
5	Terms of Conveyance Upon Purchase.
     (A) Tender of Sale Closing Documents. As necessary to consummate any sale of the Property to NAI or an Applicable Purchaser pursuant to this Agreement, BNPPLC must, subject to any postponement permitted by subparagraph 2(B), promptly after the tender of the purchase price and any other payments to BNPPLC required pursuant to Paragraph 2 or Paragraph 3, as applicable, convey the Property to NAI or the Applicable Purchaser, as the case may be, by BNPPLC’s execution, acknowledgment (where appropriate) and delivery of the Sale Closing Documents. Such conveyance by BNPPLC will be subject to the Permitted Encumbrances and any other encumbrances that do not constitute Liens Removable by BNPPLC, and such conveyance will not include the rights of BNPPLC or other Interested Parties under the indemnities provided in the Operative Documents, including rights to any payments then due from NAI under the indemnities or that may become due thereafter because of any Loss incurred by BNPPLC or another Interested Party resulting in whole or in part from events or circumstances occurring or alleged to have occurred before such conveyance. The costs, both foreseen and unforeseen, of any purchase by NAI or an Applicable Purchaser will be the responsibility of the purchaser to the extent (if any) not included in any Break Even Price or Make Whole Amount actually paid to BNPPLC. If for any reason BNPPLC fails to tender the Sale Closing Documents as required by this Paragraph 5(A), BNPPLC will have the right and obligation to cure such failure at any time before thirty days after receipt of a demand for such cure from NAI. Prior to the end of such cure period, NAI may initiate appropriate legal action to specifically enforce BNPPLC’s obligation to deliver the Sale Closing Documents or to foreclose

Purchase Agreement (Moffett Business Center) — Page 13

NAI’s liens or security interests against the Property which secure such obligation, but if BNPPLC does cure within such thirty day period, BNPPLC will not be liable for monetary damages because of its prior failure to deliver the Sale Closing Documents.
     (B) Delivery of Escrowed Proceeds. BNPPLC may deliver any Escrowed Proceeds constituting Property directly to NAI or to any Applicable Purchaser purchasing the Property pursuant to this Agreement notwithstanding any prior actual or attempted conveyance or assignment by NAI, voluntary or otherwise, of any right to receive the same; BNPPLC will not be responsible for the proper distribution or application by NAI or any Applicable Purchaser of any such Escrowed Proceeds; and any such payment of Escrowed Proceeds to NAI or an Applicable Purchaser will discharge any obligation of BNPPLC to deliver the same to all Persons claiming an interest therein.
6	Survival and Termination of the Rights and Obligations of NAI and BNPPLC.
     (A) Status of this Agreement Generally. Except as expressly provided in other provisions of this Agreement, this Agreement will not terminate; nor will NAI have any right to terminate this Agreement; nor will NAI be entitled to any reduction (by setoff or otherwise) of the Break Even Price, the Make Whole Amount or any payment required under this Agreement; nor will any of the obligations of NAI to BNPPLC under Paragraph 2 or Paragraph 3 be excused by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of the Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of NAI’s use or development of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of NAI or of anyone claiming through or under NAI, (v) any default on the part of BNPPLC under this Agreement or any other Operative Document or any other agreement to which BNPPLC and NAI are parties, (vi) the inadequacy in any way whatsoever of the design, construction, assembly or installation of any improvements, fixtures or tangible personal property included in the Property (it being understood that BNPPLC has not made, does not make and will not make any representation express or implied as to the adequacy thereof), (vii) any latent or other defect in the Property or any change in the condition thereof or the existence with respect to the Property of any violations of Applicable Laws, or (viii) NAI’s prior acquisition or ownership of any interest in the Property, or (ix) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of NAI under this Agreement (including the obligation to make any Supplemental Payment as provided in Paragraph 2) be separate from and independent of BNPPLC’s obligations under this Agreement or any other agreement between BNPPLC and NAI; however, nothing in this subparagraph will be construed as a waiver by NAI of any right NAI may have at law or in equity to the following remedies, whether because of BNPPLC’s failure to remove a Lien Removable by BNPPLC or because of any other default by BNPPLC under this Agreement: (A) the recovery of monetary damages, (B) injunctive relief in

Purchase Agreement (Moffett Business Center) — Page 14

case of the violation, or attempted or threatened violation, by BNPPLC of any of the express covenants, agreements, conditions or provisions of this Agreement which are binding upon BNPPLC, or (C) a decree compelling performance by BNPPLC of any of the express covenants, agreements, conditions or provisions of this Agreement which are binding upon BNPPLC.
     (B) Automatic Termination of NAI’s Rights. If NAI fails to pay the full amount of any Supplemental Payment required by subparagraph 2(A)(3) on the Designated Sale Date, then the Purchase Option, NAI’s Initial Remarketing Rights, NAI’s Extended Remarketing Right and all other rights of NAI under this Agreement, other than its rights under subparagraph 3(A), will terminate automatically. No termination of NAI’s rights as described in this subparagraph will limit BNPPLC’s other remedies, including its right to sue NAI for any amounts due from NAI pursuant to any of the Operative Documents and its right to exercise the Put Option.
     (C) Payment Only to BNPPLC. All amounts payable under this Agreement by NAI and, if applicable, by an Applicable Purchaser must be paid directly to BNPPLC. If paid to other parties, such payments will not be effective for purposes of this Agreement.
     (D) Preferences and Voidable Transfers. If any payment to BNPPLC by an Applicable Purchaser is held to constitute a preference or a voidable transfer under Applicable Laws, or must for any other reason be refunded by BNPPLC to the Applicable Purchaser or to another Person, and if such payment to BNPPLC reduced or had the effect of reducing a payment required of NAI by this Agreement (e.g., the Supplemental Payment) or increased or had the effect of increasing any sale proceeds paid over to NAI pursuant to subparagraph 2(A)(2)(b) or pursuant to subparagraph 3(E), then NAI must pay to BNPPLC upon demand an amount equal to the reduction of the payment required of NAI or to the increase of the excess sale proceeds paid to NAI, as applicable, and this Agreement will continue to be effective or will be reinstated as necessary to permit BNPPLC to enforce its right to collect such amount from NAI.
     (E) Remedies Under the Other Operative Documents. No repossession of or re-entering upon the Property or exercise of any other remedies available to BNPPLC under the other Operative Documents will terminate NAI’s rights or obligations under this Agreement, all of which will survive BNPPLC’s exercise of remedies under the other Operative Documents. NAI acknowledges that the consideration for this Agreement is separate from and independent of the consideration for the Construction Agreement, the Lease, the Closing Certificate and other agreements executed by the parties, and NAI’s obligations under this Agreement will not be affected or impaired by any event or circumstance that would excuse NAI from performance of its obligations under such other Operative Documents.

Purchase Agreement (Moffett Business Center) — Page 15

7 Certain Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNPPLC is intended to be exclusive of any other right or remedy BNPPLC has with respect to the Property, and each and every right and remedy of BNPPLC will be cumulative and in addition to any other right or remedy given to it under this Agreement or now or hereafter existing in its favor at law or in equity. In addition to other remedies available under this Agreement, either party may obtain a decree compelling specific performance of any of the other party’s agreements hereunder.
8 Attorneys’ Fees and Legal Expenses. If BNPPLC commences any legal action or other proceeding because of any breach of this Agreement by NAI, BNPPLC may recover all Attorneys’ Fees incurred by it in connection therewith from NAI, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any Attorneys’ Fees incurred by BNPPLC in enforcing a judgment in its favor under this Agreement will be recoverable separately from such judgment, and the obligation for such Attorneys’ Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.
9 Successors and Assigns. The terms, provisions, covenants and conditions hereof will be binding upon NAI and BNPPLC and their respective permitted successors and assigns and will inure to the benefit of NAI and BNPPLC and all permitted transferees, mortgagees, successors and assignees of NAI and BNPPLC with respect to the Property; except that (A) the rights of BNPPLC hereunder will not pass to NAI or any Applicable Purchaser or any subsequent owner claiming through NAI or an Applicable Purchaser, (B) BNPPLC will not assign this Agreement or any rights hereunder except pursuant to a Permitted Transfer, and (C) NAI will not assign this Agreement or any rights hereunder without the prior written consent of BNPPLC.
[The signature pages follow.]

Purchase Agreement (Moffett Business Center) — Page 16

     IN WITNESS WHEREOF, this Purchase Agreement (Moffett Business Center) is executed to be effective as of November 29, 2007.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:
Lloyd G. Cox, Managing Director

Purchase Agreement (Moffett Business Center) — Signature Page

[Continuation of signature pages for Purchase Agreement (Moffett Business Center) dated as of November 29, 2007.]

NETWORK APPLIANCE, INC., a Delaware corporation
By:
Ingemar Lanevi, Vice President and Corporate Treasurer

Purchase Agreement (Moffett Business Center) — Signature Page

Exhibit A
Legal Description
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:
PARCEL ONE:
All of Parcel 1 as shown upon that certain Map entitled, “Parcel Map being a resubdivision of Parcel 6 as shown on Map recorded in Book 214 of Maps, at Page 23, Santa Clara County Records”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on March 1, 1978 in Book 413, at Page 53.
PARCEL TWO:
All of Parcel A, as shown upon that certain Map entitled, “Parcel Map being a resubdivision of Parcels 2 and 3, as shown on that certain Map recorded March 1, 1978 in Book 413 of Maps, at Page 53, Santa Clara County Records”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on August 21, 1979 in Book 448 of Maps, at Pages 18 and 19.
APN: 110-36-014, 110-36-015

Exhibit B
Valuation Procedures
     This Exhibit explains the procedures to be used to determine Fair Market Value of the Property if such a determination is required by this Agreement. In such event, either party may invoke the procedures set out herein prior to the date the determination will be needed so as to minimize any postponement of any payment, the amount of which depends upon Fair Market Value. In the event such a payment becomes due before the required determination of Fair Market Value is complete, such payment will be postponed until the determination is complete. But in that event, when the required determination is complete, the payment will be made together with interest thereon, computed at a rate equal to ABR, accruing over the period the payment was postponed.
     If any determination of Fair Market Value is required, NAI and BNPPLC will attempt in good faith to reach a written agreement upon the Fair Market Value without unnecessary delay, and either party may propose such an agreement to the other. If, however, for any reason whatsoever, they do not execute such an agreement within seven days after the first such proposed agreement is offered by one party to the other, then the determination will be made by independent appraisers in accordance with the following procedures:
1. Definitions and Assumptions. For purposes of the determination, Fair Market Value will be defined as follows, and all appraisers or others involved in the determination will be instructed to use the following definition:
     “Fair Market Value” means the most probable net cash price, as of a specified date, for which the Property should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably, and for self-interest, and assuming that neither is under undue duress.
In addition, the appraisers or others making the determination will be instructed to assume that ordinary and customary brokerage fees, title insurance costs and other sales expenses will be incurred and deducted in the calculation of such net cash price. Such appraisers or others making the determination will also be instructed to assume that the value of the Property (or applicable portion thereof) is neither enhanced nor reduced by any lease to another tenant that BNPPLC may have executed subsequent to the termination or expiration of the Lease (a “Replacement Lease”). In other words, rather than determine value in light of actual rents generated or to be generated by any such Replacement Lease, the Property (or applicable portion thereof) will be valued in light of the most probable rent that it should bring in a competitive and open market (in this section, a “Fair Market Rental”), taking into account:

     (i) the actual physical condition of the Property 1 ; and
     (iii) that a reasonable period of time may be required to market the Property (or applicable portion thereof) for lease and make it ready for use or occupancy before it is leased at a Fair Market Rental.
2. Initial Selection of Appraisers; Appraiser’s Agreement as to Value. After having failed to reach a written agreement upon Fair Market Value as described in the second paragraph of this Exhibit, either party may deliver a notice to the other demanding the appointment of appraisers (the “First Appraisal Notice”) pursuant to this Exhibit. In such event:
     (a) Within fifteen days after the First Appraisal Notice is delivered, NAI and BNPPLC must each appoint an independent property appraiser who has experience appraising commercial properties in California and notify the other party of such appointment, including the name of the appointed appraiser (a “Notice of Appointment”).
     (b) If the appraiser appointed by NAI and the appraiser appointed by BNPPLC agree in writing upon the Fair Market Value (an “Appraiser’s Agreement As To Value”), such agreement will be binding upon NAI and BNPPLC. Both NAI and BNPPLC will instruct their respective appraisers to attempt in good faith to quickly reach an Appraiser’s Agreement As To Value. Neither appraiser will be required to produce a formal appraisal prior to reaching an Appraiser’s Agreement As To Value.
3. Selection of a Third Appraiser. If the two appraisers fail to deliver an Appraiser’s Agreement As to Value within thirty days following the later of the dates upon which NAI or BNPPLC delivers its Notice of Appointment, then either party (NAI or BNPPLC) may deliver another notice to the other (a “Third Appraisal Notice”), demanding that the two appraisers appoint a third independent property appraiser to help with the determination of Fair Market Value. Immediately after the Third Appraisal Notice is delivered, each of the first two appraisers must act promptly, reasonably and in good faith to try to reach agreement upon the third appraiser. If, however, the two appraisers fail to reach agreement upon a third appraiser within ten days after the Third Appraisal Notice is delivered:
     (a) NAI and BNPPLC will each cause its respective appraiser to deliver, no later than fifteen days after the delivery of the Third Appraisal Notice, an unqualified written promise addressed to both of NAI and BNPPLC: (i) to act promptly, reasonably and in good faith in trying to reach agree upon the third appraiser, and (ii) to propose and consider proposals of persons as the third appraiser on the basis of objectivity and competence, not on the basis of such

[1]	If, however, the use of the Property by BNPPLC or any tenant under any Replacement Lease after NAI vacated the Property has resulted in excess wear and tear, such excess wear and tear will be assumed not to have occurred for purposes of determining Fair Market Value.

Exhibit B to Purchase Agreement (Moffett Business Center) — Page 2

persons’ relationships with the other appraisers or with NAI or BNPPLC, and not on the basis of preferences expressed by NAI or BNPPLC.
     (b) If, despite the delivery of the promises described in the preceding subsection, the two appraisers fail to reach agreement upon a third appraiser within thirty days after the Third Appraisal Notice is delivered, then each of the first two appraisers must immediately submit its top choice for the third appraiser to the then highest ranking officer of the California Bar Association who will agree to help and who has no attorney/client or other significant relationship to either NAI or BNPPLC. Such officer will have complete discretion to select the most objective and competent third appraiser from between the choice of each of the first two appraisers, and will do so within ten days after such choices are submitted to him.
4. Resolution of Issues by the Third Appraiser. If a third appraiser is selected under the procedure set out above:
     (a) No later than thirty days after a third appraiser is selected, each of the first two appraisers must submit (and NAI and BNPPLC will each cause its appointed appraiser to submit) his best estimate of Fair Market Value, together with a written report supporting such estimate. (Such report need not be in the form of a formal appraisal, and may contain any qualifications the submitting appraiser deems necessary under the circumstances. Any such qualifications, however, may be considered by the third appraiser for purposes of the selection required by the next subsection.)
     (b) After receipt of the two estimates required by the preceding subsection, and no later than forty-five days after the third appraiser is selected, he must (i) choose one or the other of the two estimates of Fair Market Value submitted by the first two appraisers as being the more accurate in his opinion, and (ii) notify NAI and BNPPLC of which estimate he chose. The third appraiser will not be asked or allowed to specify an amount as Fair Market Value that is different than an estimate provided by one of the other two appraisers (either by averaging the two estimates or otherwise). The estimate of Fair Market Value thus chosen by the third appraiser as being the more accurate will be binding upon NAI and BNPPLC.
5. Criteria For Selecting Appraisers; Cost of Appraisals. All appraisers selected for the appraisal process set out in this Exhibit will be disinterested, reputable, qualified appraisers with the designation of MAI or equivalent and with at least five years experience in appraising commercial properties comparable to the Property. NAI and BNPPLC will each bear the expense of the appraiser appointed by it, and the expense of the third appraiser and of any officer of the California Bar Association who participates in the appraisal process described above will be shared equally by NAI and BNPPLC.
6. Time is of the Essence; Defaults.
     (a) All time periods and deadlines specified in this Exhibit are of the essence.

Exhibit B to Purchase Agreement (Moffett Business Center) — Page 3

     (b) Each party must cause the appraiser appointed by it (as set forth in Section 2(a)) to comply in a timely manner with the requirements of this Exhibit applicable to such appraiser. Accordingly, if an appraiser appointed by one of the parties as provided in Section 2(a) fails to comply in a timely manner with any provision of this Exhibit, such failure will be considered a default by the party who appointed such appraiser.
     (c) Any breach of or default under this Exhibit by either party will be construed as a breach of the Purchase Agreement to which this Exhibit is attached.
     (d) Any such breach or default by NAI will constitute a 97-1/Default (100%); provided, however:
     (1) Before characterizing any such breach or default as a 97-1/Default (100%), BNPPLC must first notify NAI of the breach or default and give NAI the opportunity, during the five days after delivery of such notice, to fully rectify the breach or default.
     (2) Any breach or default by NAI under this Exhibit will be deemed rectified if, within such five day period, NAI offers BNPPLC an unqualified written agreement that all determinations of Fair Market Value required by this Agreement will, if made by the appraiser appointed by BNPPLC as hereinabove provided, be binding upon BNPPLC and NAI. (It is understood that following the delivery of any such agreement by NAI, no further input from NAI’s appraiser or from any official of the California bar association or from a third appraiser will be required for any required determination of Fair Market Value.)

Exhibit B to Purchase Agreement (Moffett Business Center) — Page 4

Exhibit C
Form of Deed
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NAME:	[NAI or the Applicable Purchaser]
ADDRESS:
ATTN:
CITY:
STATE:
Zip:

DEED WITH LIMITED TITLE WARRANTIES
     BNP Paribas Leasing Corporation (“Grantor”), a Delaware corporation, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by [NAI or the Applicable Purchaser] (hereinafter called “Grantee”), the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee (1) the land described in Annex A attached hereto and hereby made a part hereof, and (2) all other rights, titles and interests of Grantor in and to (a) such land, (b) the buildings and other improvements situated on such land, (c) any fixtures and other property affixed thereto and (d) the adjacent streets, alleys and rights-of-way (all of the property interests conveyed hereby being hereinafter collectively referred to as the “Property”); however, this conveyance is made by Grantor and accepted by Grantee subject to all general or special assessments due and payable after the date hereof, all encroachments, variations in area or in measurements, boundary line disputes, roadways and other matters not of record which would be disclosed by a current survey and inspection of the Property, and the encumbrances listed in Annex B attached hereto and made a part hereof (collectively, the “Permitted Encumbrances”).
     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto belonging unto Grantee, its successors and assigns, forever, and Grantor does hereby bind Grantor and Grantor’s successors and assigns to warrant and forever defend all and singular the said premises unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise; subject, however, to the Permitted Encumbrances. Except as expressly set forth in the preceding sentence, Grantor makes no warranty of title, express or implied.
     Grantee hereby assumes the obligations (including any personal obligations) of Grantor, if any, created by or under, and agrees to be bound by the terms and conditions of, the Permitted Encumbrances to the extent that the same concern or apply to the land or improvements conveyed by this Deed.
[Signature pages follow.]

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 2

IN WITNESS WHEREOF, Grantor and Grantee have signed this Deed to be effective as of ______, 20___.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:
Lloyd G. Cox, Managing Director

STATE OF                                              )
                                                                 )     SS
COUNTY OF                                          )
On ______, 20______, before me _____________, a Notary Public in and for the County and State aforesaid, personally appeared ___________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 3

[Continuation of signature pages to Deed dated to be effective as of ______, 20__.]
[NAI or the Applicable Purchaser]

By:
Name:
Title:
STATE OF                                              )
                                                                 )     SS
COUNTY OF                                          )
On _______, 20___, before me ____________, a Notary Public in and for the County and State aforesaid, personally appeared ________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 4

Annex A
LEGAL DESCRIPTION
[DRAFTING NOTE: TO THE EXTENT THAT THE “LAND” COVERED BY THE LEASE BECAUSE OF ADJUSTMENTS FOR WHICH NAI REQUESTS BNPPLC’S CONSENT OR APPROVAL AS PROVIDED IN THE CLOSING CERTIFICATE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS “DRAFTING NOTE” WILL BE DELETED BEFORE THE ASSIGNMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:
PARCEL ONE:
All of Parcel 1 as shown upon that certain Map entitled, “Parcel Map being a resubdivision of Parcel 6 as shown on Map recorded in Book 214 of Maps, at Page 23, Santa Clara County Records”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on March 1, 1978 in Book 413, at Page 53.
PARCEL TWO:
All of Parcel A, as shown upon that certain Map entitled, “Parcel Map being a resubdivision of Parcels 2 and 3, as shown on that certain Map recorded March 1, 1978 in Book 413 of Maps, at Page 53, Santa Clara County Records”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on August 21, 1979 in Book 448 of Maps, at Pages 18 and 19.
APN: 110-36-014, 110-36-015

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 5

Annex B
Permitted Encumbrances
[DRAFTING NOTE: BEFORE THIS ASSIGNMENT IS ACTUALLY EXECUTED AND DELIVERED BY BNPPLC: ALL PERMITTED ENCUMBRANCES LISTED IN EXHIBIT B TO THE CLOSING CERTIFICATE WILL BE SET OUT BELOW, IN ADDITION TO THE ITEMS ALREADY LISTED. ALSO, IF ANY ENCUMBRANCES (OTHER THAN “LIENS REMOVABLE BY BNPPLC”) ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW OR IN EXHIBIT B TO THE CLOSING CERTIFICATE, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW. AFTER SUCH ADJUSTMENTS ARE MADE, THIS “DRAFTING NOTE” WILL BE DELETED. THE ADDITIONAL ENCUMBRANCES TO BE LISTED BELOW WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPPLC AS “PERMITTED ENCUMBRANCES” FROM TIME TO TIME OR BECAUSE OF XYZ’s REQUEST FOR BNPPLC’S CONSENT OR APPROVAL TO AN ADJUSTMENT.]
     This conveyance is subject to all encumbrances not constituting a “Lien Removable by BNPPLC” (as defined in the Common Definitions and Provisions Agreement (Moffett Business Center) incorporated by reference into the Lease Agreement (Moffett Business Center) referenced in the last item of the list below), including the following matters to the extent the same are still valid and in force:
1. Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the fiscal year 20___-20___.
2. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (Commencing with Section 75) of the Revenue and Taxation code of the State of California. (None currently assessed.)
3. Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document:

Granted to:	City of Sunnyvale, A Municipal Corporation
Purpose:	Slope easement
Recorded:	October 9, 1964, Book 6695, Page 389, of Official Records
Affects:	as described therein
4. Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document:

Granted to:	City of Sunnyvale, A Municipal Corporation
Purpose:	Slope easement

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 6

Recorded:	October 9, 1964, Book 6695, Page 409, of Official Records
Affects:	A portion of Parcel One
5. Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document:

Granted to:	City of Sunnyvale, A Municipal Corporation
Purpose:	Public Utilities
Recorded:	October 9, 1964, Book 6695, Page 457, of Official Records
Affects:	A portion of Parcel One
6. Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document:

Granted to:	City of Sunnyvale, A Municipal Corporation
Purpose:	Public Utilities
Recorded:	September 24, 1965, Book 7116, Page 489, of Official Records
Affects:	As described therein
7. Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Map Recorded in Book 413 of Maps, Page 53:

Purpose:	Public Utility Easement
Affects:	The Southwesterly 10 feet and the Northwesterly 9 feet of Parcel One; and the Southwesterly 15 feet of the Northeasterly 31 feet of the Northwesterly 492.14 feet and a portion of a strip 10 feet wide across a Southerly portion of Parcel Two
Purpose:	Ingress and Egress
Affects:	the Southeasterly 15 feet of Parcel One and the Northwesterly 15 feet of Parcel Two
8. Covenants, conditions and restrictions in the declaration of restrictions:

Recorded:	March 8, 1978, Instrument No. 5947371, Book D511, Page 396, of Official Records
Modifications of said covenants, conditions and restrictions:

Recorded:	August 19, 1980, Instrument No. 6808622, Book F514, Page 328, of Official Records
Affects:	Parcel One and other property
9. Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 7

document:

Granted to:	The Prudential Insurance Company of America, a New Jersey Corporation
Purpose:	Ingress and Egress
Recorded:	August 24, 1978, Book D908, Page 20, of Official Records
Affects:	A portion of Parcel Two
10. Covenants, conditions and restrictions in the declaration of restrictions:

Recorded:	November 17, 1978, Book E102, Page 686, of Official Records
Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.
The provisions of said covenants, conditions and restrictions were extended to include the herein described land by an instrument:

Recorded:	August 22, 1979, Instrument No. 6477044, of Official Records
Affects:	Parcel Two and other property
11. Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document:

Granted to:	Pacific Gas and Electric Company, a California corporation
Purpose:	One or more underground pipes with suitable service pipes and connections for the conveyance of gas by Pacific Gas and Electric Company
Recorded:	April 20, 1979, Book E434, Page 278, of Official Records
The exact location and extent of said easement is not disclosed of record.
12. Covenants, conditions and restrictions in the declaration of restrictions:

Recorded:	August 22, 1979, Book E740, Page 437, of Official Records
Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.
The provisions of said covenants, conditions and restrictions were extended to include the herein described land by an instrument:

Recorded:	May 5, 1980, Book F309, Page 39, of Official Records

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 8

13. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document:

Entitled:	Subordination, Non-Disturbance and Attornment Agreement
Lessor:	Moffett Business Center, Inc., a Delaware Corporation
Lessee:	Harmonic Lightwaves, Inc.
Recorded:	December 18, 1996, Instrument No. 13555124, of Official Records
An agreement (and the provisions contained therein) which states that said lease is subordinate to the Deed of Trust:

Recorded:	December 17, 1996, Instrument No. 13553142, of Official Records
By document
Recorded:	December 18, 1996, Instrument No. 13555124, of Official Records
14. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document:

Entitled:	Subordination, Non-Disturbance and Attornment Agreement
Lessor:	Moffett Business Center, Inc., a Delaware Corporation
Lessee:	Volex Group, P.L.C.
Recorded:	December 18, 1996, Instrument No. 13555120, of Official Records
An agreement (and the provisions contained therein) which states that said lease is subordinate to the Deed of Trust:

Recorded:	December 17, 1996, Instrument No. 13553142, of Official Records
By document
Recorded:	December 18, 1996, Instrument No. 13555120, of Official Records
15. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document:

Entitled:	Subordination, Non-Disturbance and Attornment Agreement
Lessor:	Moffett Business Center, Inc., a Delaware Corporation
Lessee:	TRW Inc.
Recorded:	December 18, 1996, Instrument No. 13555122, of Official Records
An agreement (and the provisions contained therein) which states that said lease is subordinate to the Deed of Trust:

Recorded:	December 17, 1996, Instrument No. 13553142, of Official Records
By document

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 9

Recorded:	December 18, 1996, Instrument No. 13555122, of Official Records
16. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document:

Entitled:	Subordination, Non-Disturbance and Attornment Agreement
Lessor:	Moffett Business Center, Inc., a Delaware Corporation
Lessee:	TRW Inc.
Recorded:	December 18, 1996, Instrument No. 13555123, of Official Records
An agreement (and the provisions contained therein) which states that said lease is subordinate to the Deed of Trust:

Recorded:	December 17, 1996, Instrument No. 13553142, of Official Records
By document
Recorded:	December 18, 1996, Instrument No. 13555123, of Official Records
17. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document:

Entitled:	Subordination, Non-Disturbance and Attornment Agreement
Lessor:	Moffett Business Center, Inc., a Delaware Corporation
Lessee:	Digital Equipment Corporation
Recorded:	December 18, 1996, Instrument No. 13555121, of Official Records
An agreement (and the provisions contained therein) which states that said lease is subordinate to the Deed of Trust:

Recorded:	December 17, 1996, Instrument No. 13553142, of Official Records
By document
Recorded:	December 18, 1996, Instrument No. 13555121, of Official Records
18. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document:

Entitled:	Notice of Non-Responsibility
Lessor:	AMB Property, L.P., a Delaware limited partnership
Lessee:	Harmonics, Incorporated
Recorded:	July 19, 2006, Instrument No. 19026667, of Official Records

Exhibit C to Purchase Agreement (Moffett Business Center) — Page 10

Exhibit D
BILL OF SALE AND ASSIGNMENT
     Reference is made to: (1) that certain Purchase Agreement (Moffett Business Center) dated as of November 29, 2007, (the “Purchase Agreement”) between BNP Paribas Leasing Corporation (“Assignor”), a Delaware corporation, and Network Appliance, Inc., a Delaware corporation, and (2) that certain Lease Agreement (Moffett Business Center) dated as of November 29, 2007 (the “Lease”) between Assignor, as landlord, and Network Appliance, Inc., a Delaware corporation, as tenant. (Capitalized terms used and not otherwise defined in this document are intended to have the meanings assigned to them in the Common Definitions and Provisions Agreement (Moffett Business Center) incorporated by reference into both the Purchase Agreement and Lease.)
     As contemplated by the Purchase Agreement, Assignor hereby sells, transfers and assigns unto [NAI or the Applicable Purchaser], a _________ (“Assignee”), all of Assignor’s right, title and interest in and to the following property, if any, to the extent such property is assignable:
(a)	the Lease;

(b)	any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property; and

(c)	all other personal or intangible property included within the definition of “Property” as set forth in the Purchase Agreement, including but not limited to any of the following transferred to Assignor by the tenant pursuant to Paragraph 6 of the Lease or otherwise acquired by Assignor, at the time of the execution and delivery of the Lease and Purchase Agreement or thereafter, by reason of Assignor’s status as the owner of any interest in the Property: (1) any goods, equipment, furnishings, furniture, chattels and tangible personal property of whatever nature that are located on the Property and all renewals or replacements of or substitutions for any of the foregoing; (ii) the rights of Assignor, existing at the time of the execution of the Lease and Purchase Agreement or thereafter arising, under Permitted Encumbrances; and (iii) any general intangibles, other permits, licenses, franchises, certificates, and other rights and privileges related to the Property that Assignee would have acquired if Assignee had itself acquired the interest of Assignor in and to the Property instead of Assignor.
Provided, however, excluded from this conveyance and reserved to Assignor are any rights or privileges of Assignor under the following: (1) the indemnities set forth in the Lease, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against environmental claims of third parties as provided in the Lease which may not presently be known, all of which indemnities will survive the deliver of this Bill of Sale and Assignment and other documents required by the Purchase Agreement, (2) provisions in the Lease that establish the right of Assignor to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (3) agreements between Assignor and Assignor’s Parent or any Participant, or (4) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.[Drafting Note: The following sentence will be included unless the Property is being sold to NAI or an Affiliate pursuant to subparagraph 2(A)(1), 3(A) or 3(B) of the Purchase Agreement: Also excluded from this conveyance and reserved to Assignor are (i) the right to retain Escrowed Proceeds, if any, that consist of condemnation or insurance proceeds resulting from a Pre-completion Force Majeure Event, and (ii) any right to receive future payments of any such condemnation or insurance proceeds. ].
     Assignor does for itself and its successors covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through a Lien Removable by Assignor, but not otherwise.
     Assignee hereby assumes and agrees to keep, perform and fulfill Assignor’s obligations, if any, relating to any permits or contracts (including the Lease), under which Assignor has rights being assigned herein.
[Signature pages follow.]

Exhibit D to Purchase Agreement (Moffett Business Center) — Page 2

IN WITNESS WHEREOF, Assignor and Assignee have signed this Bill of Sale and Assignment to be effective as of _________, 20___.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:
Lloyd G. Cox, Managing Director

STATE OF __________________	)
	)	SS
COUNTY OF __________________	)
On _____________________, 20___, before me ________________________, a Notary Public in and for the County and State aforesaid, personally appeared ______________________________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.
______________________________

Exhibit D to Purchase Agreement (Moffett Business Center) — Page 3

[Continuation of signature pages to Bill of Sale and Assignment dated to be effective as of _________, 20__.]

[NAI or the Applicable Purchaser]
By:
Name:
Title:

STATE OF __________________	)
	)	SS
COUNTY OF __________________	)
On ___________________, 20___, before me __________________________, a Notary Public in and for the County and State aforesaid, personally appeared ______________________________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.
___________________________

Exhibit D to Purchase Agreement (Moffett Business Center) — Page 4

Exhibit E
ACKNOWLEDGMENT OF DISCLAIMER
OF REPRESENTATIONS AND WARRANTIES
     THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this “Certificate”) is made as of __________________, ___, by [NAI or the Applicable Purchaser], a _____________________ (“Assignee”).
     Contemporaneously with the execution of this Certificate, BNP Paribas Leasing Corporation (“Assignor”), a Delaware corporation, is executing and delivering to Assignee (1) a Deed With Limited Title Warranties, and (2) a Bill of Sale and Assignment (the foregoing documents and any other documents to be executed in connection therewith are herein called the “Conveyancing Documents” and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the “Subject Property”).
     Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Assignee acknowledges that Assignor makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subject Property, and Assignee, by acceptance of the Conveyancing Documents, accepts the Subject Property “AS IS,” “WHERE IS,” “WITH ALL FAULTS” and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Subject Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Assignee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Assignee hereby assumes all risk and liability (and agrees that Assignor will not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of Assignor. As used in the preceding sentence, “Established Misconduct” is intended to have, and be limited to, the meaning given to it in the Common Definitions and Provisions Agreement (Moffett Business Center) incorporated by reference into the Purchase Agreement (Moffett Business Center) dated as of November 29, 2007 between Assignor and Network Appliance, Inc., pursuant to which Purchase Agreement Assignor is delivering the Conveyancing Documents.
     The provisions of this Certificate will be binding on Assignee, its successors and assigns and any other party claiming through Assignee. Assignee hereby acknowledges that Assignor is entitled to rely and is relying on this Certificate.
[Signature page follows.]

IN WITNESS WHEREOF, Assignor and Assignee have signed this Acknowledgment of Disclaimer to be effective as of _______________, 20___.

[NAI or the Applicable Purchaser]
By:
Name:
Title:

STATE OF __________________	)
	)	SS
COUNTY OF __________________	)
On __________________, 20___, before me __________________, a Notary Public in and for the County and State aforesaid, personally appeared ________________________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.
______________________________

Exhibit E to Purchase Agreement (Moffett Business Center) — Page 2

Exhibit F
SECRETARY’S CERTIFICATE
     The undersigned, [Secretary or Assistant Secretary] of BNP Paribas Leasing Corporation (“BNPPLC”), a Delaware corporation, hereby certifies as follows:
     1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.
     2. That the following named persons have been properly designated, elected and assigned to the office in BNPPLC as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.
[The following blanks must be completed with the names and signatures of the officers who will be signing the Sale Closing Documents on behalf of BNPPLC.]

Name	Title	Signature

     3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of BNPPLC in accordance with BNPPLC’s Articles of Incorporation and Bylaws. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.
     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this ________, day of ________, 20__.

_________________________
[signature and title]

CORPORATE RESOLUTIONS OF
BNP PARIBAS LEASING CORPORATION
[DRAFTING NOTE: INSERT HERE COPIES OF RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF BNPPLC SUFFICIENT TO AUTHORIZE THE DELIVERY OF SALE CLOSING DOCUMENTS. SUCH RESOLUTIONS MAY BE AS FOLLOWS:
     WHEREAS, pursuant to that certain Purchase Agreement (Moffett Business Center) (herein called the “Purchase Agreement”) dated as of November 29, 2007, by and between BNP Paribas Leasing Corporation (“BNPPLC”) and Network Appliance, Inc. (“NAI”) , BNPPLC agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation’s interest in the property (the “Property”) located in Santa Clara County, California, more particularly described therein.
     NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of BNPPLC, in its best business judgment, deems it in the best interest of BNPPLC and its shareholders that BNPPLC convey the Property to NAI or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.
     RESOLVED FURTHER, that the proper officers of BNPPLC, and each of them, are hereby authorized and directed in the name and on behalf of BNPPLC to cause BNPPLC to fulfill its obligations under the Purchase Agreement.
     RESOLVED FURTHER, that the proper officers of BNPPLC, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds, assignments and other documents, instruments and agreements that are necessary, advisable or appropriate, in such officer’s sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions. ]

Exhibit F to Purchase Agreement (Moffett Business Center) — Page 2

Exhibit G
CERTIFICATION OF NON-FOREIGN STATUS
          Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.
     To inform [NAI or the Applicable Purchaser] (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by BNP PARIBAS LEASING CORPORATION (“Transferor”), a Delaware corporation, the undersigned hereby certifies the following on behalf of Transferor:
1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2. Transferor is not a disregarded entity (as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations);
3. Transferor’s U.S. employer identification number is 75-2252918; and
4. Transferor’s office address is:
BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director
Telecopy: (972) 788-9140
Transferor understands that this Certification of Non-Foreign Status may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this Certification of Non-Foreign Status and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.
     Dated: ____________, 20___.

Name:
Title: